CHORDIANT SOFTWARE ANNOUNCES PRELIMINARY
2006 FINANCIAL RESULTS AND FISCAL 2007 FINANCIAL GUIDANCE

Achieves Record Revenue in Fiscal 2006,
Signs Major License Transactions with New and Existing Customers
In Fourth Quarter of Fiscal 2006 Ended September 30

CUPERTINO, California - December 13, 2006 -- Chordiant Software, Inc. (NASDAQ: CHRD) today announced financial guidance for its fiscal 2007 year ending September 30, 2007. The Company also announced preliminary revenue results for its fiscal 2006 year ended September 30 2006, as well as preliminary balances for deferred revenue, cash and backlog at September 30, 2006. Chordiant stated that these are preliminary financial results for the year ended September 30, 2006, since the audit of the Company’s fiscal 2006 financial statements has not been finalized. The Company is continuing to work with its current and former independent registered public accounting firms to file restated financial statements for the years ended December 31, 2001, 2002 and 2003, the nine-month period ended September 30, 2004, the fiscal year ended September 30, 2005, and the quarters ended December 31, 2005 and March 31, 2006 because of the previously announced historical stock option review, which has now been concluded by the Company’s Audit Committee. The Audit Committee determined that non-cash stock-based compensation expense should have been recorded with respect to certain stock option grants and should have been recognized over the vesting period of the options, and that the amount of such additional non-cash expense for the period 2001 through 2006 is expected to be approximately $8.0 million. The Company is continuing its review of factors that may have led to incorrect measurement dates.

Fourth Quarter Fiscal 2006 Highlights and Fiscal Year 2006 Preliminary Financial Results
Financial Highlights
•	Record revenue of approximately $97.5 million expected for the fiscal year ending September 30, 2006, an increase of approximately 16% year over year;
•	Revenue of approximately $21.7 million expected in fiscal Q4 of 2006, an increase of approximately 2% year over year;
•	GAAP net loss of approximately $16.0 million expected in fiscal 2006;
•	GAAP net loss of approximately $8.4 million expected in fiscal Q4 2006;
•
Non-GAAP net loss of approximately $9.2 million expected in fiscal 2006 excluding non-recurring charges of approximately $0.9 million, stock-based compensation estimated at $4.7 million and intangible amortization of $1.2 million; and

•	Non-GAAP net loss of approximately $7.1 million expected in fiscal Q4 2006 excluding stock-based compensation estimated at $1.0 million and intangible amortization of $0.3 million.
Business Highlights
•
Released the latest version of our core platform product, Foundation 6.1 which includes key enhancements for security and web services, adopts more industry standard technologies, and embeds more decisioning capabilities for our users;

•	Introduced new Mesh features within fiscal Q4 expanding the Mesh user base, adding enhancements for usability, performance, & customized use; and
•
Added to the strength of management team by recruiting P.K. Karnik as vice president and general manager, Chordiant Worldwide Professional Services and appointed Bryan Richter to the position of vice president sales, Northern Europe.

Customer Wins
During the fourth fiscal quarter of 2006, Chordiant entered into major commercial transactions with new and existing customers including IBM/CIGNA, CompuCredit, USAA and De Lage Landen, a subsidiary of Rabo Bank.

Cash Position
Chordiant expects to increase its cash, cash equivalents and restricted cash position by $2.6 million to approximately $45.8 million at September 30, 2006 as compared to $43.2 million at the end of June 30, 2006.

Deferred Revenue
Deferred revenue in fiscal Q4 of 2006 is expected to increase approximately $4.5 million to $29.5 million at September 30, 2006. This is the highest balance since 2001 and compares to a balance of approximately $26.2 million at September 30, 2005.

Backlog of Business
At September 30 2006, Chordiant’s backlog is expected to increase to approximately $36.4 million as compared to $30.7 million at the end of June 30, 2006. The quarterly change in backlog is primarily related to strong North American bookings in fiscal Q4. Backlog is comprised of non-cancelable current software license orders, deferred license revenue orders which have not met all of the required criteria for revenue recognition, deferred revenue from customer support contracts, and deferred consulting and education orders for services not yet completed or delivered. The backlog of Chordiant's business is not necessarily indicative of revenues to be recognized in a specified future period.

Fiscal Year 2007 Financial Guidance and Key Metrics
•	The Company expects total revenue for fiscal year 2007 to range between $115.0 million and $120.0 million representing an 18% to 23% increase from preliminary total revenue estimated for fiscal 2006;
•	The Company expects a substantial increase in deferred revenue throughout fiscal 2007, increasing from the $29.5 million at September 30, 2006;
•	The Company expects non - GAAP operating income to aggregate between 6% and 10% for the fiscal year ending September 30, 2007;
•	The Company anticipates incurring non-GAAP operating losses in the first half of fiscal 2007;
•	The Company expects sequential improvement in non-GAAP operating losses for the first two fiscal quarters of the year;
•
The Company expects to outperform its targeted operating model in fiscal Q3 as a result of the revenue recognition expected from the Citi transaction coinciding with the expected product release of its collections application within the third fiscal quarter of 2007;

•	Chordiant expects to exit Q4 fiscal 2007 on the high side of its targeted model operating profit percentage; and
•	The Company expects positive cash flow generated from operations for fiscal 2007.

The Company’s aforementioned 2007 non-GAAP financial guidance includes the impact of the recently announced Citi transaction as disclosed in its Form 8-K filing. These 2007 non-GAAP projections exclude a previously disclosed restructure charge the Company expects to record in its first fiscal quarter between $6.0 million to $7.0 million primarily related to facilities consolidation and severance costs. Additionally, these 2007 non-GAAP projections exclude amortization of intangible assets estimated to be approximately $1.2 million and stock-based compensation expense projected to be approximately $5.0 million for the entire fiscal 2007.

Chordiant’s Targeted Operating Model Compared to Fiscal Year 2007 Guidance
Below is the Company’s Fiscal Year 2007 guidance as compared to its targeted operating model which it announced in August, 2006.

FY 2007
	Target Model*	Guidance**
• Revenue
License Revenue	35% to 50%	40% to 50%
Service Revenue	50% to 65%	60% to 50%

• Margins
License Margin	95% to 97%	95% to 97%
Services Margin	45% to 55%	50% to 55%
Gross Margin	70% to 72%	71% to 72%

• Operating Expenses
Sales & Marketing	27% to 26%	27% to 26%
Research & Development	20% to 19%	24% to 23%
General & Administrative	13% to 12%	14% to 13%
TOTAL OPEX	60% to 57%	65% to 62%

• Non-GAAP Operating Income	10% to 15%	6% to 10%

*Chordiant’s targeted operating income model excludes stock based compensation, intangibles amortization, non-recurring and restructuring charges.

**Chordiant’s FY2007 operating income guidance excludes estimated stock-based compensation of approximately $5.0 million, estimated intangible amortization of approximately $1.2 million and estimated non-recurring and restructuring charges expected to range between $6.0 million and $7.0 million for fiscal year ending September 30, 2007.

Non-GAAP Financial Measurements
The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123(R), and amortization of intangible assets, provides useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's on-going operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare non-GAAP measures of the current period with non-GAAP measures presented in prior periods. The non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Conference Call and Webcast
Chordiant Software will host a conference call and webcast today, December 13, 2006 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 22:00 (GMT). The live audio webcast will be available to investors and the general public from the following website:

http://www.veracast.com/webcasts/chordiant2/90110152.cfm

Alternatively, you may prefer to access Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant’s Investor Relations web site.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Wednesday, December 13, 2006, beginning at approximately 5:00 p.m. (Pacific) for seven days after the live call. The replay can be accessed by dialing 303-590-3000, Code:  11078830.

About Chordiant Software, Inc.
Chordiant helps leading global brands such as HSBC, Barclay’s, CIBC and Capital One deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to uniquely understand the customer’s behavior. This deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer.  With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at http://www.chordiant.com.

Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, market acceptance of our products, the impact of the restatement of financial statements of the company or other actions that may be taken or required as a result of such reviews.  Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period of October 1, 2004 to September 30, 2005, and Chordiant’s most recent quarterly report on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.     .
(408) 517-6282
steve.polcyn@chordiant.com

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